QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99.1

Consent of Director Nominee

National Energy Resources Acquisition Company

        Pursuant to Rule 438 of Regulation C promulgated under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the Registration Statement on Form S-1 (the "Registration Statement") of National Energy Resources Acquisition Company (the "Company"), the undersigned hereby consents to being named and described as a director nominee in the Registration Statement and any amendment or supplement to any prospectus included in such Registration Statement, any amendment to such Registration Statement or any subsequent Registration Statement filed pursuant to Rule 462(b) under the Securities Act and to the filing or attachment of this consent with such Registration Statement and any amendment or supplement thereto.

        IN WITNESS WHEREOF, the undersigned has executed this consent as of the 11th day of December, 2007.

/s/ WILLIAM J. HYBL William J. Hybl

QuickLinks

Consent of Director Nominee National Energy Resources Acquisition Company